UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) December 10, 2009

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officer; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

On December 10, 2009, Old Republic International Corporation (the “Registrant”) announced that Christopher S. Nard (age 46) was appointed President and Chief Operating Officer of the Registrant effective July 1, 2010. Mr. Nard, who has been Senior Vice President – Mortgage of the Registrant since 2005 and who prior to that had been a senior executive of a subsidiary, will succeed James A. Kellogg (age 58) who has been the Registrant’s President and Chief Operating Officer since 2006 and prior to that, was the President of a subsidiary of the Registrant. Mr. Kellogg will assume the new position of Executive Vice Chairman of the Company effective July 1, 2010. Neither Messrs. Nard nor Kellogg have any family relationships with other officers or directors of the Registrant and neither have any direct or indirect financial transactions with the Registrant. Both Messrs. Nard and Kellogg will directly report to Aldo C. Zucaro (age 70) who will continue as the Registrant’s Chairman and Chief Executive Officer.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item  5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the Registrant’s Board of Directors’ Meeting on December 10, 2009, the By-laws of the Company were amended to create a new position of Executive Vice Chairman.

The Restated By-laws of the Registrant are included as Exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

                        99.1 Press Release dated December 10, 2009.
99.2 Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: December 11, 2009	By: /s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President,
Secretary and General Counsel

INDEX TO EXHIBITS
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Exhibits

99.1 Press Release dated December 10, 2009.
99.1 Restated By-laws